                                   EXHIBIT 5

June 5, 1998

Wallace Computer Services, Inc.
2275 Cabot Drive,
Lisle, Illinois 60532-3630

RE: Registration Statement on Form S-8 for 1997 Stock Incentive Plan, Employee Stock Purchase Plan, Performance Share Plan, Restated Executive Incentive Plan and Director's Retainer Fee Plan.

Ladies and Gentlemen:

     I have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about June 4, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of (i) 2,000,000 additional shares of Wallace Computer Services, Inc.'s Common Stock, $1.00 par value, authorized for issuance under the 1997 Stock Incentive Plan, as amended (the "1997 Plan");
(ii) 1,900,000 additional shares of Wallace Computer Services, Inc.'s Common Stock, $1,00 par value, authorized for issuance under the Employee Stock Purchase Plan, as amended (the "Employee Stock Purchase Plan"); (iii) 250,000 shares of Wallace Computer Services, Inc.'s Common Stock, $1.00 par value under the Performance Share Plan (the "Performance Share Plan"), (iv) 250,000 shares of Wallace Computer Services, Inc.'s Common Stock, $1.00 par value under the Restated Executive Incentive Plan ("Executive Incentive Plan"), and (v) 100,000 shares of Wallace Computer Services, Inc.'s Common Stock, $1.00 par value under the Director's Retainer Fee Plan ("Retainer Fee Plan"). The shares of Wallace Common Stock to be registered under the Registration Statement are hereinafter referred to collectively as the "Shares". As counsel in connection with this transaction, I have examined the actions taken, and I am familiar with the actions proposed to be taken, in connection with the issuance and sale of the Shares pursuant to the 1997 Plan, the Purchase Plan, the Performance Share Plan, the Executive Incentive Plan, and the Retainer Fee Plan.

     It is my opinion that, when issued and sold in the manner described in the 1997 Plan, the Purchase Plan, the Performance Share Plan, and the Executive Incentive Plan, and the Retainer Fee Plan and pursuant to the agreements which accompany each grant under the 1997 Plan, the Shares will be legally and validly issued, fully paid and nonassessable.

     I consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement.

                               Very truly yours,


                               /s/ Steven L. Carson
                               Steven L. Carson
                               General Counsel and Assistant Secretary